Exhibit 10.40

EXECUTION VERSION

SECURITY AGREEMENT

Dated February 22, 2007

From

The Grantors referred to herein

as Grantors

to

Deutsche Bank AG New York Branch

as Collateral Agent

T A B L E O F C O N T E N T S

Schedules

i

Schedule I	-	Pledged Deposit Accounts
Schedule II	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number

Schedule III	-	Locations of Inventory

Exhibits

Exhibit A	-	Form of Security Agreement Supplement

ii

SECURITY AGREEMENT

SECURITY AGREEMENT dated February 22, 2007 made by BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the “Company”), and the other Persons listed on the signature pages hereof (the Company and the Persons so listed being, collectively, the “Grantors”) to DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Collateral Monitoring Agent (as defined in the Credit Agreement referred to below) and DBNY in such capacity together with any successor collateral monitoring agent appointed pursuant to Article VII of the Credit Agreement (the “Collateral Agent”).

PRELIMINARY STATEMENTS.

(1) The Company along with certain of its Subsidiaries has entered into a Revolving Credit Agreement dated as of February 22, 2007 (said Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, being the “Credit Agreement”) with the Lender Parties and the Agents (each as defined therein).

(2) Each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule I hereto.

(3) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Agreement.  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(4) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to enter into Secured Hedge Agreements and to induce the Lender Parties and Affiliates of the Lender Parties to enter into Cash Management Services from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents of title therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(b) all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (c), below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(c) the following (collectively, the “Account Collateral”):

(i)            the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;

(ii)           all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral;

(iii)          all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(d)       all precious metals, including without limitation, platinum and rhodium, used in the production of Inventory (any and all such property being the “Precious Metals”); and

(e)       all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (d) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash (any and all such property being, the “Proceeds”).

Section 2. Security for Obligations.  This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Maintaining the Account Collateral.  So long as any Advance or any other Obligation (other than contingent obligations) of any Loan Party under any Loan Document shall remain unpaid or any Letter of Credit shall be outstanding unless cash collateralized or otherwise supported in a manner reasonably acceptable to the Collateral Agent or any Lender Party shall have any Commitment:

(a) Each Grantor will maintain deposit accounts only with the financial institution acting as Collateral Agent hereunder or with banks (“Pledged Account Banks”) that have agreed with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”); provided, however, this Section 4(a) shall not apply to deposit accounts (i) in which all funds therein are swept on a daily basis and only to another deposit account over which there is in effect a Deposit Account Control Agreement or (ii) operated solely as a payroll account, provided, that no funds or investments in excess of $10,000,000 shall at any time be on deposit in the payroll accounts in the aggregate; provided, further however, the Company shall have forty-five (45) days (unless otherwise agreed by the Administrative Agent) from the Closing Date to comply with the requirements of this Section 4.

(b) Subject to Section 4(a), each Grantor shall instruct all of its account debtors to remit all payments to (i) the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Pledged Account Banks with respect to all accounts of such account debtor, which remittances shall be collected by the applicable Pledged Account Banks and deposited into the applicable Pledged Deposit Account or (ii) any other deposits accounts in which all funds therein are swept on a daily basis and only to another deposit account over which there is in effect a Deposit Account Control Agreement.

(c) During the continuance of a Dominion Event, upon notice from the Administrative Agent or the Required Lenders to the Company, upon the terms and subject to the conditions set forth in the Deposit Account Control Agreement, all amounts held in all of the Pledged Deposit Accounts by the Grantors shall be wired by the close of business on each Business Day into an account with the Collateral Agent (the “Concentration Account”) and all collected amounts held in the Concentration Account shall be applied as provided in Section 14.  For purposes hereof a “Dominion Event” shall mean any period (i) commencing on the date on which either (x) an Event of Default has occurred and is continuing or (y) the Specified Liquidity Amount (based on the Borrowing Base Certificate last delivered) is less than the greater of (x) $60,000,000 and (y) 10% of the aggregate Revolving Credit Commitments and (ii) ending on the first date thereafter on which (x) no Event of Default exists and (y) the Specified Liquidity Amount (based on the Borrowing Base Certificate last delivered) has been equal to or greater than the greater of (m) $60,000,000 and (n) 10% of the aggregate Revolving Credit Commitments for 30 consecutive days (the “Liquidity Cure”); provided, however, that a Liquidity Cure may be used as the basis for the termination of a Dominion Event no more than two times in any Fiscal Year; provided further, however, that no Dominion Event shall be deemed to have occurred for the period from the Closing Date to the date which is 30 days after the Closing Date.

Section 5. Representations and Warranties.  Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule II hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c) All of the Inventory of such Grantor are located at the places specified therefor in Schedule III hereto.

(d) None of the Receivables is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(e) Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule I hereto.

(f) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; upon the filing of financing statements, all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor will have been duly made or taken and are in full force and effect; and such security interest is first priority.

(g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, the actions necessary for the Collateral Agent to obtain control of Collateral as provided in Sections 9-104, 9-106 and 9-107 of the UCC and actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(h) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

Section 6. Further Assurances.  (a)  Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor at the reasonable request of the Collateral Agent:  (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables, and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iv) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all Inventory, Receivables, Precious Metals and Proceeds (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 7. As to Inventory.  (a)  Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Inventory, except to the extent payment thereof is not required by Section 5.01(b) of the Credit

Agreement.  In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

(b) Each Grantor hereby grants to the Collateral Agent, for use upon the occurrence and during the continuance of an Event of Default, the irrevocable, non-exclusive right and license to use all present and future trademarks, trade names, copyrights, patents or technical processes owned or used by such Grantor that relate to the Collateral and any other Collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Collateral Agent to realize on, and exercise all rights of the Collateral Agent and the Secured Parties in relation to, the Collateral in accordance with this Agreement.  This right shall inure to the benefit of all successors, assigns and transferees of the Collateral Agent.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

Section 8. Insurance.  (a)  Each Grantor will, at its own expense, maintain insurance with respect to its Inventory in such amounts, against such risks, in such form and with such insurers consistent with industry standards.  Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear.  Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance.  In case of any loss involving damage to Inventory when subsection (c) of this Section 8 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise permitted by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory will be released by the Collateral Agent to the applicable Grantor.

Section 9. Post-Closing Changes; Collections on Receivables and Related Contracts.  (a)  No Grantor will change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Section 5(a) of this Agreement without first giving at least 15 days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents as the Collateral Agent may reasonably request.  If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuance of an Event of Default, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Concentration Account and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 14(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof or allow any credit or discount thereon.  No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables to any other indebtedness or obligations of the Obligor thereof.

Section 10. Transfers and Other Liens.  Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

Section 11. Collateral Agent Appointed Attorney in Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 8,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

Section 12. Collateral Agent May Perform.  If any Grantor during the continuance of an Event of Default fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 15.

Section 13. The Collateral Agent’s Duties.  (a)  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral.  In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 14. Remedies.  If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 15) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, by payment thereof to the Administrative Agent for payment in accordance with Section 2.11(f) of the Credit Agreement and any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, a “Notice of Exclusive Control” as defined in and under such Agreement.

Section 15. Indemnity and Expenses.  (a)  Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 16. Amendments; Waivers; Additional Grantors; Etc.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”) or such other form as may be reasonably acceptable to the Administrative Agent, such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 17. Notices, Etc.  All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier communication) and mailed, telecopied or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Company or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Company, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and other communications shall, when mailed, telecopied, sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 18. Continuing Security Interest; Assignments under the Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Secured Obligations under the Credit Agreement (other than contingent obligations) and the termination of all letters of credit (or cash collateralization or otherwise supported in a manner satisfactory to the Collateral Agent), or (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

Section 19. Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the security interest in such Collateral shall automatically terminate and, as promptly as practicable, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations under the Credit Agreement (other than contingent obligations), (ii) the Termination Date and (iii) the termination, expiration, cash collateralization or provision of other credit support satisfactory to the Issuing Bank of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 20. Intercreditor.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS AGREEMENT IN ANY COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE LIMITATION AND PROVISIONS OF THE REVOLVER INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 22, 2007 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”, AMONG THE COMPANY, EACH OTHER LOAN PARTY PARTY THERETO, THE COLLATERAL AGENT, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN) AND DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, AS THIRD LIEN COLLATERAL AGENT (AS DEFINED THEREIN), AND CERTAIN OTHER PERSONS THAT MAY BECOME PARTY THERETO FROM TIME TO TIME AND CONSENTED TO BY BUILDING MATERIALS CORPORATION OF AMERICA AND THE GRANTORS IDENTIFIED THEREIN.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

Section 21. Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 22. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 23. Jurisdiction, Etc.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement to which it is a party in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 24. Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices: c/o Building Materials Corp of America 1361 Alps Road, Wayne, NJ 07470

BUILDING MATERIALS CORPORATION OF AMERICA
BMCA ACQUISITION INC.
BMCA ACQUISITION SUB INC.
BMCA FRESNO LLC
BMCA FRESNO II LLC
BMCA GAINESVILLE LLC
BMCA INSULATION PRODUCTS INC.
BMCA QUAKERTOWN INC.
BUILDING MATERIALS INVESTMENT CORPORATION
BUILDING MATERIALS MANUFACTURING CORPORATION
DUCTWORK MANUFACTURING CORPORATION
GAF LEATHERBACK CORP.
GAF MATERIALS CORPORATION (CANADA)
GAF PREMIUM PRODUCTS INC.
GAF REAL PROPERTIES, INC.
GAFTECH CORPORATION
HBP ACQUISITION LLC
LL BUILDING PRODUCTS INC.
PEQUANNOCK VALLEY CLAIM SERVICE COMPANY, INC.
SOUTH PONCA REALTY CORP.
WIND GAP REAL PROPERTY ACQUISITION CORP.

	By	/John M. Maitner/
Name: John M. Maitner
Title: Vice President and Treasurer

ACKNOWLEDGED & AGREED

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By	/Marguerite Sutton/
Name: Marguerite Sutton
Title: Director

By	/Enrique Landaeta/
Name: Enrique Landaeta
Title: Vice President